UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 27, 2017

FuelCell Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-14204	06-0853042
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3 Great Pasture Road, Danbury, Connecticut	06810
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 825-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01 Entry into a Material Definitive Agreement.

Amendment to Hercules Loan and Security Agreement

In April 2016, FuelCell Energy, Inc. (the “Company”) entered into a loan and security agreement with Hercules Capital, Inc. (“Hercules”) for an aggregate principal amount of up to $25.0 million, subject to certain terms and conditions. Among other things, the loan and security agreement required the Company to maintain an unrestricted cash balance of at least (a) 75% of the outstanding loan balance plus (b) the amount of accounts payable not paid within 90 days of the date payment was issued.

On September 5, 2017, the Company and Hercules (and certain other borrower and lender parties) entered into the first amendment to loan and security agreement (such amendment, the “ First Amendment”) (1) to require the Company to maintain an unrestricted cash balance of at least the greater of (x) (a) $20.0 million plus (b) the amount of accounts payable not paid within 90 days of the date payment was issued and (y) (a) 100% of the outstanding loan balance plus (b) the amount of accounts payable not paid within 90 days of the date payment was issued and (2) to add an event of default in the event of the delivery of a Triggering Event Redemption Notice (as defined in the Certificate of Designations, Preferences and Rights of the Series C Convertible Preferred Stock of the Company (the “Certificate of Designations”)) pursuant to the Certificate of Designations.  Pursuant to the First Amendment, the $20.0 million cash balance was required to be maintained in a deposit account subject to a Blocked Account Control Agreement (as defined in the First Amendment).

On October 27, 2017, the Company, Versa Power Systems, Inc. and Versa Power Systems, Ltd. (collectively, the “Borrowers”) entered into the second amendment to loan and security agreement (such amendment, the “Second Amendment”) with Hercules Funding II, LLC and Hercules (as agent).  In the Second Amendment, the requirement to maintain a Blocked Account Control Agreement in favor of Hercules was removed and the minimum cash covenant was reduced and revised to require the Borrowers to maintain an unrestricted cash balance in accounts subject to an account control agreement in favor of Hercules of at least the greater of (x) (a) 75% of the outstanding loan balance plus (b) the amount of accounts payable (as defined under GAAP) not paid within 90 days of the invoice date and (y) (a) at all times prior to the Stockholder Approval Date (as defined in the Certificate of Designations), $20.0 million and (b) at all times on and after the Stockholder Approval Date, $10.0 million (the Stockholder Approval Date is the date on which stockholder approval of the issuance of certain shares upon the conversion and or redemption of the Company’s Series C Convertible Preferred Stock is obtained).

The foregoing summary of the terms of the Second Amendment is qualified in its entirety by reference to the full text of the Second Amendment, a copy of which is filed and attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1

Second Amendment to Loan and Security Agreement dated October 27, 2017, by and among FuelCell Energy, Inc., Versa Power Systems, Inc., Versa Power Systems Ltd., Hercules Capital, Inc. and Hercules Funding II, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUELCELL ENERGY, INC.

Dated: November 1, 2017
	By:	/s/ Michael S. Bishop
Michael S. Bishop
Senior Vice President, Chief Financial Officer and Treasurer